UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

2100 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 9, 2004, Nucor Corporation (“Nucor”) announced that higher margins have increased the earnings expectations for its third quarter ending October 2, 2004. Nucor expects third quarter net earnings to be in the range of $4.40 to $4.60 per share.

Nucor also announced that its Board of Directors approved a 2-for-1 stock split. The stock split will be effected by issuing one additional share of common stock for each share held by stockholders of record on September 30, 2004. The additional shares will be distributed to stockholders on or about October 15, 2004. Nucor common stock’s par value will remain at $.40 per share.

In a separate action, Nucor’s Board of Directors increased the regular quarterly cash dividend 24% to $.26 per share (pre-split), from $.21 per share. This cash dividend is payable on November 11, 2004 to stockholders of record on September 30, 2004 and is Nucor’s one-hundred twenty-sixth (126th) consecutive quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby Chief Financial Officer, Treasurer and Executive Vice President

Dated: September 9, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release of Nucor Corporation, issued September 9, 2004

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